EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

To the Audit Committee, Board of Directors and Shareholders of High Plains Gas, Inc.
Gillette,  Wyoming

     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of High Plains Gas, Inc. of our report dated April 15, 2011, with respect to the consolidated financial statements of High Plains Gas, Inc. for the years ended December 31, 2010 and 2009 which report appears in the December 31, 2010 annual report on Form 10K of High Plains Gas, Inc..


\s\  Eide  Bailley  LLP
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Eide  Bailley  LLP
Greenwood  Village,  Colorado
April 28, 2011